                [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]

                                April 17, 1997


Evans Withycombe Residential, Inc.
6991 East Camelback Road
Suite A 200
Scottsdale, Arizona, 85251

     Re: Evans Withycombe Residential, Inc., a Maryland corporation, (the "Company") - Registration Statement on Form S-8 pertaining to One Hundred Thousand (100,000) shares ("Shares") of common stock, par value one cent ($0.01) per share ("Common Stock") to be issued as direct grants or upon exercise of options granted or to be granted, pursuant to the Company's Non-Employee Directors' Stock Plan (the "Directors' Plan")


Ladies and Gentlemen:

     In connection with the registration of the Shares under the Securities Act of 1933 as amended (the "Act") by the Company on Form S-8 filed or to be filed with the Securities and Exchange Commission (the "Commission") on or about March 4, 1997 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     We have acted as special Maryland corporate counsel for the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with proceedings taken and proposed to be taken by the Company in connection with the authorization, and issuance of the Shares. In addition, we have relied upon certificates and advice from the officers of the Company upon which we believe we are justified in relying and on various certificates from the documents recorded with, the State Department of Assessments and Taxation of Maryland (the "SDAT"), including the charter of the Corporation (the "Charter"), consisting of Articles of Incorporation filed with the SDAT on May 24, 1994, and Articles of

Evans Withycombe Residential, Inc.
April 17, 1997
Page 2

Amendment and Restatement filed with the SDAT on August 11, 1994. We have also examined the Bylaws of the Company adopted as of May 25, 1994, as amended and restated on August 4, 1994 (the "Bylaws") and Resolutions of the Board of Directors of the Company adopted on or before the date hereof and in full force and effect on the date hereof; and such laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.

     We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so. We have also assumed that all certificates submitted to us are true and correct, both when made and as of the date hereof and that the Shares will not be issued in violation of the provisions of Article V, Section 2 of the Charter of the Company captioned "REIT-Related Restrictions and Limitations on the Equity Shares."

     Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that the Shares have been duly reserved and authorized by all necessary corporate action on the part of the Company and, when and to the extent issued and delivered as direct grants, or upon exercise of options granted and to be granted, pursuant to the Directors' Plan, against payment therefore (if applicable), in accordance with and subject to the terms and conditions of the Directors' Plan and options issued thereunder (if applicable), will be validly issued, fully paid and non-accessible.

     We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters."

     The opinions expressed herein are limited to the laws of the State of Maryland and we express no opinion concerning any laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

Evans Withycombe Residential, Inc.
April 17, 1997
Page 3


     The opinions expressed in this letter are solely for your use and may not be relied upon by any other person without our prior written consent.



                                                       Very truly yours,

                                                       /s/ Ballard Spahr Andrews
                                                            & Ingersoll